UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2023

Vertical Capital Income Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	811-22554	45-2904236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (631) 470-2719

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Beneficial Interest	VCIF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On July 12, 2023, Vertical Capital Income Fund (NYSE: VCIF) (the “Fund”) announced that all conditions to the closing of the previously-announced and shareholder-approved transaction (the “Transaction”) with an affiliate of global investment firm The Carlyle Group Inc. (NASDAQ: CG) (“Carlyle”) have been met and the Transaction will close shortly after the close of business on Friday, July 14, 2023. In connection with closing and pursuant to the terms of the transaction agreement, an affiliate of Carlyle will make a special one-time payment to the Fund’s shareholders of record as of the close of business on Friday, July 14, 2023, in an aggregate amount equal to $10,000,000, or approximately $0.96 per share. Such payment is not subject to any conditions or contingencies and is expected to be made the week following the closing of the Transaction. The ex-dividend date in respect of such special payment will be before market open on Thursday, July 13, 2023. Additionally, the Fund’s name will be changed to “Carlyle Credit Income Fund” effective following the closing of the Transaction.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Fund under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Capital Income Fund

Date: July 12, 2023	By:	/s/ Destiny Poninski
	Name:	Destiny Poninski
	Title:	Treasurer